UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, 21st Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 15, 2015, the Board of Directors (the “Board”) of Actinium Pharmaceuticals, Inc. (the “Company”) has approved an amendment to the Company’s 2013 Amended and Restated Stock Plan, as amended (the “Plan Amendment”). The Plan Amendment eliminates the provision that allows the Board, or its committee, to reprice or exchange options previously granted under the plan for a lower exercise price. The Plan Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description is only a summary of the terms of the Plan Amendment, and does not purport to be complete description of such document, and is qualified in its entirety by reference to the Plan Amendment, a copy of which is attached as an exhibit hereto and which is incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Second Amendment to the 2013 Amended and Restated Stock Plan, effective as of December 15, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2015	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
		Name:	Kaushik J. Dave
		Title:	Chief Executive Officer

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